Exhibit 99.1

RMS MEDICAL PRODUCTS APPOINTS HEALTHCARE INDUSTRY VETERAN

R. JOHN FLETCHER TO BOARD OF DIRECTORS

Former Chairman of Spectranetics Corporation; NACD 2018 Director of the Year

CHESTER, NY – May 8, 2019 - Repro Med Systems, Inc. dba RMS Medical Products (OTCQX: REPR) (“RMS Medical”) today announced that R. John Fletcher has been appointed as an independent member of RMS Medical’s Board of Directors. With this appointment, RMS Medical’s Board of Directors fills the vacancy created by the passing of Arthur J. Radin.

Mr. Fletcher brings more than 35 years of healthcare and medical device experience to RMS Medical. He currently serves as CEO and Managing Director of Fletcher Spaght Inc., a strategy consulting and venture capital firm which he founded in 1983. Prior to founding Fletcher Spaght, he was Senior Manager at The Boston Consulting Group, advising a broad range of companies in healthcare and high technology industries.

Mr. Fletcher joined the Board of Directors of publicly-traded medical device company Spectranetics Corporation in 2002 and served as Chairman of the Board from 2010-2017. During his 15-year tenure as a member of the board, Spectranetics expanded its therapeutic platforms and generated significant commercial growth. In August 2017 Spectranetics was acquired by Royal Philips in a transaction valued at $2.2 billion. Mr. Fletcher was named 2018 Director of the Year by The National Association of Corporate Directors (NACD) for his work at Spectranetics.

Mr. Fletcher currently serves on the Board of Directors of Axcelis Corporation, MRI Interventions and is Chairman of Metabolon. He is Chairman Emeritus of the Corporate Collaboration Council at the Thayer School of Engineering/Tuck School of Business at Dartmouth College and serves on the Board of Advisors of Beth Israel Deaconess Medical Center and the Whitehead Institute at MIT. Mr. Fletcher received his MBA from Southern Illinois University and a BBA in Marketing from George Washington University. He was an Instructor for courses in international business and a Ph.D. Candidate at the Wharton School of the University of Pennsylvania. Mr. Fletcher served as a Captain and jet pilot in the United States Air Force.

“John’s vision and leadership in the medical device industry has helped improve the lives of patients around the world,” said Don Pettigrew, President and CEO of RMS Medical. “We believe he will be a significant asset as we continue to expand RMS Medical’s business and elevate our industry profile.”

“John is an industry veteran and brings to RMS Medical a proven record of building brands, teams and businesses, and advising growth-oriented public companies in the healthcare industry,” said Daniel S. Goldberger, Executive Chairman of RMS Medical. “I am thrilled and excited to welcome him to our board.”

“It’s an exciting time at RMS Medical and I am very pleased to join the Board of Directors,” said Mr. Fletcher. “The infusion therapy market is growing and I believe RMS Medical, with its portfolio of reliable, easy-to-use, and effective products, is well-positioned to participate in this anticipated industry growth.”

David W. Anderson Named Audit Committee Chair

RMS Medical also announced that David W. Anderson has been appointed Chairman of the Audit Committee. Mr. Anderson succeeds Arthur J. Radin. A member of the Board of Directors since 2016, Mr. Anderson is a seasoned healthcare executive with more than 23 years of experience in the medical device industry.

“David is a valued board member with a distinguished background in the healthcare industry, and we welcome him to his new position,” said Mr. Goldberger.

John Fletcher will join the Audit Committee with David Anderson and Robert Allen.

About RMS Medical Products

RMS Medical develops, manufactures and commercializes innovative and easy-to-use specialty infusion solutions that improve quality of life for patients around the world. The FREEDOM Syringe Infusion System currently includes the FREEDOM60® and FreedomEdge® Syringe Infusion Drivers, RMS Precision Flow Rate Tubing™ and RMS HIgH-Flo Subcutaneous Safety Needle Sets™. These devices are used for infusions administered in the home and alternate care settings. For more information about RMS Medical, please visit www.rmsmedicalproducts.com.

Forward-Looking Statements

The statements contained herein include prospects, statements of future expectations and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties, identified by words such as “believe” and “will”. Actual results, performance or events may differ materially from those expressed or implied in such forward-looking statements. Factors that may cause actual results to differ materially from current expectations and other risks are discussed in RMS Medical’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC and RMS Medical’s website. RMS Medical undertakes no obligation to update any forward-looking statements.

Contacts:

The Equity Group Inc.
Devin Sullivan	Kalle Ahl, CFA
Senior Vice President	Vice President
212-836-9608	212-836-9614
mailto:dsullivan@equityny.com	kahl@equityny.com